SECOND AMENDMENT TO AGREEMENT OF LEASE

THIS SECOND AMENDMENT TO AGREEMENT OF LEASE (the "Second Amendment') is made and entered into as of the lst day of January, 2014 (the "Effective Date")by and between RBM CHERRY ROAD PARTNERS, a Tennessee general partnership ("Landlord), and WRIGHT MEDICAL TECHNOLOGY, INC., a Delaware corporation ("Tenant').
WITNESSETH:

WHEREAS, Landlord and Tenant entered into that certain Agreement of Lease as of December 31, 2013 (the "Lease") and a First Amendment to Agreement of Lease (the "First Amendment) as of January 1, 2014, whereby Landlord agreed to lease to Tenant certain Premises (as defined therein) located at 1023 Cherry Road, Memphis, Tennessee; and

WHEREAS, Landlord and Tenant wish to modify certain terms in the First Amendment.

NOW, THEREFORE, in consideration of the promises and the mutual covenants and conditions set forth herein and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, Landlord and Tenant agree as follows:

1.    Defined Terms. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Lease and First Amendment.

2.Premises. The Rentable Square Feet ("RSF") of the January 2014 Expansion Space shall be increased to 3,112 RSF from 3,00 1 RSF and is shown on Exhibit 1 attached hereto.

3.Base Rent. Tenant shall remit within 10 days from the execution of this Second Amendment the difference in Base Rent paid by Tenant for February and March of 2014 resulting from the increase in the RSF described in Section 2 above. Beginning April 1, 2014, Tenant shall remit the monthly Base Rent based on the RSF of the January 2014 Expansion Space as revised by this Second Amendment.

4.Expansion Space Improvement Allowance. Landlord shall remit within 10 days from the execution of this Second Amendment the difference in the improvement allowance paid by Landlord resulting from the increase in the RSF described in Section 2 above.

5.Tenant's Proportionate Share. The increase in the RSF described in Section 2 above shall not result in an increase in Tenant's Proportionate Share.

6.Miscellaneous. Except as provided hereinabove, the Lease shall remain in full force and effect as originally written. This Second Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all of which together shall constitute one and the same instrument, and shall become effective when one or more counterparts hereof or thereof have been signed by each party hereto . Delivery of an executed counterpart signature page of this Agreement by facsimile or transmitted electronically in a Tagged Image File Format ("TIFF'), Portable Document Format ("PDF'), or
*"other electronic format sent by electronic mail shall be effective as delivery of a manually executed counterpart.

Exhibit 1

B3002
DN
B3200
B3005
B3003
B3006
B3008
B3007
B3
B3141
B3143
B3140
B3142
PRINTER
B3010
B3144
B3012
PLOTTER
B3145
B3147
B3600
B3146